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                                                                     EXHIBIT 4.3

                             CERTIFICATE OF TRUST

                                       OF

                             XEROX CAPITAL TRUST I


This Certificate of Trust is being executed as of January 23, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").
        ---  -              -- ---

The undersigned hereby certifies as follows:

          1.   Name.  The name of the business trust is "Xerox Capital Trust I"
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(the "Trust").

          2.   Delaware Trustee.  The name and business address of the Delaware
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resident trustee of the Trust meeting the requirements of Section 3807 of the
Act are as follows:


          First Chicago Delaware Inc.
          300 King Street
          Wilmington, Delaware  19801

          3.   Effective.  This Certificate of Trust shall be effective
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immediately upon filing in the Office of the Secretary of State of the State of
Delaware.
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IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                          FIRST CHICAGO DELAWARE INC.,
                          as Delaware Trustee


                          By: /s/ Melissa G. Weisman
                            -----------------------------------
                            Melissa G. Weisman, Vice President


                          ADMINISTRATIVE TRUSTEE


                          /s/ Eunice M. Filter
                          --------------------------------------
                          Eunice M. Filter


                          ADMINISTRATIVE TRUSTEE


                          /s/ George R. Roth
                          --------------------------------------
                          George R. Roth


                          ADMINISTRATIVE TRUSTEE


                          /s/ Douglas J. Mahoney
                          --------------------------------------
                          Douglas J. Mahoney


                          XEROX CORPORATION,
                          as Sponsor


                          By: /s/ George R. Roth
                             -----------------------------------
                            George R. Roth, Assistant Treasurer